ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
	20120163253-65
Ross Miller	Filing Date and Time
Secretary of State	03/06/2012 8:19 AM
State of Nevada	Entity Number
	E0559542005-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NO SHOW, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1 - NAME

CORPORATE NAME

The name of the corporation shall be "EnDev Holdings Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 9,700,000 shares (61.98%)

4. Effective date and time of filing: (optional) Date: March 26, 2012 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of

Ross Miller
Secretary of State
State of Nevada

Document Number
20120165852-52
Filing Date and Time
03/06/2012 8:19 AM
Entity Number
E0559542005-7

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

NO SHOW, INC

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares of common stock: par value is $0.001 per common share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

150,000,000 shares of common stock: par value is $0.001 per common share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Currently there are 15,650,000 shares of common stock outstanding. After the 2:1 forward stock split, there will be 31,300,000 shares of common stock outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole number.

7. Effective date and time of filing: (optional) Date: March 26, 2012 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President, CEO, CFO, Treasurer, Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0559542005-7
Document Number:
20050338901-71

Date Filed:
8/23/2005 12:05:10 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	No Show, Inc.
2. **Resident Agent Name and Street Address:** *(must be a Nevada address where process may be served)*	Irina Seppanen Name 6170 West Lake Mead Blvd., #405 — Las Vegas — NEVADA — 89108 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** *(number of shares corporation authorized to issue)*	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value: None
4. **Names & Addresses, of Board of Directors/Trustees:** *(attach additional page there is more than 3 directors/trustees)*	1. Irina Seppanen Name 6170 West Lake Mead Blvd., #405 — Las Vegas — Nevada — 89108 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** *(optional-see instructions)*	The purpose of this Corporation shall be: All legal purposes.
6. **Names, Address and Signature of Incorporator.** *(attach additional page there is more than 1 incorporator)*	Irina Seppanen Name — Signature 6170 West Lake Mead Blvd., #405 — Las Vegas — Nevada — 89108 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — 08/22/2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.